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                                                                   EXHIBIT 10.21

             AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

      THIS AMENDMENT is made and entered into this 8th day of March, 2004 and is effective as of the 16th day of April, 2004, ("Effective Date"), by and between ELCOM INTERNATIONAL, INC. (the "Company"), and Robert J. Crowell ("Executive").

                                    RECITALS

      WHEREAS, Executive and the Company entered into an Amended and Restated Employment Agreement, dated as of June 22, 2002 (the "Employment Agreement"); and

      WHEREAS, due to Executive's various past voluntary suspensions and deferrals of cash salary owed to Executive by the Company under the Employment Agreement whereby Executive was entitled to an annual Base Salary of $525,000, Executive and the Compensation Committee of the Board of Directors desire to modify the Employment Agreement to change Executive's Base Salary and clarify certain obligations of the Company.

      NOW, THEREFORE, in consideration of the mutual covenants set forth in this Amendment and other good and valuable consideration, the receipt and adequacy of which is acknowledged by this Amendment, the parties hereto agree as follows:

      1. Capitalized terms not otherwise defined in this Amendment have the meanings assigned to them in the Employment Agreement.

      2. Section 3 of the Employment Agreement is deleted in its entirety and replaced with the following:

            "3. Base Salary. During the Term of this Agreement, the Company will pay Executive a base salary of $364,000, less applicable payroll taxes, withholdings and deductions (the "Base Salary"), in the manner that the Company normally pays its executives. The Board of Directors of the Company or any duly authorized Committee thereof may, in its sole discretion, adjust Executive's salary. Notwithstanding the foregoing, in no event may the Board of Directors or any duly authorized Committee thereof adjust Executive's salary below the Base Salary amount without Executive's written consent. If Executive voluntarily elects to take a temporary or other pay decrease in order to assist the Company, the decrease will not be considered a decrease in Base Salary for purposes of this Agreement. On a quarterly basis, within the first one hundred and twenty (120) days of the fiscal year, the Compensation Committee will review Executive's operational and tactical performance in his duties and responsibilities under this Agreement and other relevant factors to evaluate Executive's impact on the profitability and planned future growth of the Company during the preceding fiscal year. The Compensation Committee may, in its sole discretion, award Executive a quarterly cash bonus based on the evaluation of Executive's impact on the achievements of the Company during any fiscal quarter (the "Quarterly Bonus"). Notwithstanding the foregoing, the aggregate dollar amount of the Quarterly Bonuses awarded to Executive in one fiscal year shall not exceed
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             AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT


      $150,000. If the Compensation Committee awards Executive a Quarterly Bonus, the Company will pay Executive the awarded Quarterly Bonus within ten (10) business days of the Compensation Committee's determination to award the Quarterly Bonus. Solely for purposes of Section 7 of this Agreement, Base Salary means an amount equal to the Base Salary plus the maximum amount awardable to Executive by the Compensation Committee by way of an Annual Bonus."

      3. Except as expressly provided in this Amendment, all of the terms and conditions of the Employment Agreement remain in full force and effect.

      4. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first written above.

                                    ELCOM INTERNATIONAL, INC.

                                          "Company"


                                    By: /s/ William W. Smith
                                        --------------------------------
                                            William W. Smith
                                            Vice Chairman of the Board of
                                            Directors and Chairman of the
                                            Compensation Committee of the
                                            Board of Directors



                                          "Executive

                                    /s/ Robert J. Crowell
                                    -------------------------------------
                                    Robert J. Crowell



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